UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2006

MANATRON, INC.
(Exact name of registrant as
specified in its charter)

Commission File Number: 000-15264

Michigan (State or other jurisdiction of incorporation)	38-1983228 (IRS Employer Identification no.)

510 E. Milham Avenue Portage, Michigan (Address of principal executive offices)	49002 (Zip Code)

Registrant's telephone number,
including area code:  (269) 567-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Manatron, Inc. 2006 Executive Stock Incentive Plan

At the Annual Meeting of Stockholders of Manatron, Inc. ("Manatron") held on October 5, 2006, Manatron's shareholders approved the Manatron, Inc. 2006 Executive Stock Incentive Plan (the "Plan"). The Plan had been previously adopted by Manatron's Board of Directors on August 10, 2006, subject to shareholder approval, and will be administered by the Compensation Committee of the Board of Directors of Manatron.

The Plan grants stock options to the executive leadership team of Manatron as follows:

Participant	Number of Stock Options
Mary N. Gephart	50,000
Krista L. Inosencio	80,000
G. William McKinzie	100,000
Early L. Stephens	100,000
Marty A. Ulanski	100,000

The options may be exercised upon Manatron reaching certain EBITDA, EBITDA per share and revenue goals.

Subject to certain anti-dilution provisions and other adjustments, the total number of shares available for issuance under the Plan is 600,000 shares of Manatron's common stock. After the grants set forth above, 170,000 shares of Manatron common stock remain available for issuance under the Plan.

The above descriptions of certain terms and conditions of the Plan are qualified in their entirety by reference to the full text of the Plan, which was filed as Appendix A to Manatron's 2006 Proxy Statement filed on September 1, 2006 and is incorporated herein by reference in its entirety.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2006	MANATRON, INC. (Registrant)

	By:	/s/ Krista L. Inosencio
Krista L. Inosencio Chief Financial Officer